Exhibit 4.23
Amendment of the Amended and Restated Final Funding Agreement dated 21 November 2006 (“FFA”)
In accordance with clause 29 (Amendment of this Deed) of the FFA, the parties to the FFA hereby amend clause 20 of the FFA as set out by way of mark-up in Annexure A to this agreement.
For the avoidance of doubt, the parties agree that clause 20 then reads as set out in Annexure B to this agreement.
Clauses 1 (Definitions and Interpretation), 26 (Governing law and Jurisdiction) and 27 (Counterparts) of the FFA apply to this agreement as if those provisions were set out in full in this agreement.
Executed as a deed. 8 November 2007

Signed by James Hardie Industries N.V.
/s/ Russell Chenu
Name:	Russell Chenu
Title:	Managing Director/Authorized Proxy

Signed by The Honourable John Hatzistergos, MLC,
Attorney-General of New South Wales,
for The State of New South Wales

/s/ John Hatzistergos
Signed by James Hardie 117 Pty Limited

/s/ Bruce J. W. Potts		/s/ Donald A. J. Salter

Name:	Bruce J. W. Potts	Name:	Donald A. J. Salter
Title:	Director	Title:	Director
Signed by Asbestos Injuries Compensation Fund Limited in its capacity as trustee for the Charitable Fund and Discretionary Fund

/s/ Peter W. Baker		/s/ Joanne Marchione

Name:	Peter W Baker	Name:	Joanne Marchione
Title:	Director	Title:	Director

Annexure A
20	MEDICAL RESEARCH

20.1	Medical research
Subject to clause 20.3,~~T~~the Parties agree that:
(a)	JHINV will contribute an amount of $500,000 per annum for a period of 10 years (starting on the Commencement Date and payable on or by each anniversary thereof) for the purposes of conducting or funding the conduct of medical research into the diagnosis and treatment of Asbestos diseases on the basis that:
(i)	JHINV administers its own medical research grants scheme with the assistance of relevant experts to review and make recommendations concerning the expressions of interest and research proposals; and

(ii)	any funds not used in any particular year can be carried over and added to the next year’s funding amount;
(b)	JHINV will, within 9 months of the Commencement Date, establish a trust for the purposes of conducting or funding the conduct of medical research into the diagnosis and treatment of Asbestos diseases and ensure that all funds paid to that trust are maintained in one or more bank accounts to be used only for the purposes of the trust;

(c)	the trustee of the medical research trust will at all times be a member of the JHINV Group determined by JHINV in its discretion;

(d)	the awarding of medical research grants from the proceeds of the trust shall be a matter for the trustee to determine in accordance with the purposes of the trust; and

(e)	on and from the time the final payment required under this clause 20.1 is made, or if for any reason the trust determines earlier than on the tenth anniversary of the Commencement Date, JHINV may at its election, by Notice to the NSW Government determine the medical research trust and in any such case any resulting surplus funds and any amounts not then due and payable under clause 20.1(a) shall be paid to one or more medical research institutions selected by agreement between JHINV and the NSW Government which are of good repute and which conduct medical research into the diagnosis and treatment of Asbestos diseases (and on such terms as JHINV may consider reasonable to ensure that such funds are only expended on such medical research into Asbestos diseases).
20.2	Reporting obligations
(a)	Subject to clause 20.3,~~W~~within 20 Business Days after establishing the trust referred to in clause 20.1(b), JHINV shall give Notice to the NSW Government confirming that the trust has been established and attaching a copy of the instrument by which the trust was established.

(b)	Subject to clause 20.3, JHINV agrees to promptly provide to the NSW Government copies of the annual reports, financial statements and such other periodic reports as may be produced by the medical research trust from time to time in relation to the granting of medical research grants.

(c)	Subject to clause 20.3, JHINV agrees to procure that the trust deed pursuant to which the trust is established shall oblige the trustee to include within its periodical reporting:
(i)	the amount of each contribution by JHINV under clause 20.1(a) and the current balance of the trust funds; and

(ii)	in respect of each medical research grant from proceeds of the trust, the name and address of the recipient of such grant, the amount of such grant and details of the medical research project to which such grant is to be applied.
20.3	Deed with NHMRC

(a)	The parties agree that if:
(i)	JHINV and the National Health and Medical Research Council (“NHMRC”) enter into a deed in a form acceptable to the NSW Government, acting reasonably (“NHMRC Deed”) within the period of time specified in clause 20.1(b);

(ii)	each “Annual Amount” that JHINV pays to the NHMRC under the NHMRC Deed is no less than $500,000;

(iii)	JHINV pays the first “Annual Amount” to the NHMRC as soon as possible after the “Commencement Date” under the NHMRC Deed and thereafter pays the “Annual Amount” to the NHMRC in February of each year, commencing in February 2008;

(iv)	JHINV promptly provides to the NSW Government a copy of any receipt it receives from the NHMRC in respect of any “Annual Amount” JHINV pays to the NHMRC under the NHMRC Deed;

(v)	JHINV promptly provides to the NSW Government a copy of each “Annual Funding Report” it receives from the NHMRC under the NHMRC Deed;

(vi)	JHINV complies with the NHMRC Deed; and

(vii)	the NHRMC Deed is not terminated,
then, for the period in which all of the above circumstances exist, JHINV’s obligations under clauses 20.1 and 20.2 are suspended.

(b)	If:
(i)	the NHMRC Deed is terminated; or

(ii)	for any other reason JHINV does not make ten payments of at least $500,000 each under the NHMRC Deed within 10 years of the Commencement Date, then JHINV’s obligations under clauses 20.1 and 20.2 will cease to be suspended and JHINV must comply with those obligations in respect of the balance of $5,000,000, after deducting any payments made to NHMRC under the NHMRC Deed.

(c)	If clause 20.3(b) applies, JHINV must establish the trust fund required under clause 20.1 as soon as reasonably practicable after the relevant event in clauses 20.3(b)(i) or (ii) occurs, and no later than the date which is 6 months after that event occurs.

Annexure B
20	MEDICAL RESEARCH

20.1	Medical research
Subject to clause 20.3, the Parties agree that:
(a)	JHINV will contribute an amount of $500,000 per annum for a period of 10 years (starting on the Commencement Date and payable on or by each anniversary thereof) for the purposes of conducting or funding the conduct of medical research into the diagnosis and treatment of Asbestos diseases on the basis that:
(i)	JHINV administers its own medical research grants scheme with the assistance of relevant experts to review and make recommendations concerning the expressions of interest and research proposals; and

(ii)	any funds not used in any particular year can be carried over and added to the next year’s funding amount;
(b)	JHINV will, within 9 months of the Commencement Date, establish a trust for the purposes of conducting or funding the conduct of medical research into the diagnosis and treatment of Asbestos diseases and ensure that all funds paid to that trust are maintained in one or more bank accounts to be used only for the purposes of the trust;

(c)	the trustee of the medical research trust will at all times be a member of the JHINV Group determined by JHINV in its discretion;

(d)	the awarding of medical research grants from the proceeds of the trust shall be a matter for the trustee to determine in accordance with the purposes of the trust; and

(e)	on and from the time the final payment required under this clause 20.1 is made, or if for any reason the trust determines earlier than on the tenth anniversary of the Commencement Date, JHINV may at its election, by Notice to the NSW Government determine the medical research trust and in any such case any resulting surplus funds and any amounts not then due and payable under clause 20.1(a) shall be paid to one or more medical research institutions selected by agreement between JHINV and the NSW Government which are of good repute and which conduct medical research into the diagnosis and treatment of Asbestos diseases (and on such terms as JHINV may consider reasonable to ensure that such funds are only expended on such medical research into Asbestos diseases).
20.3	Reporting obligations

(a)	Subject to clause 20.3, within 20 Business Days after establishing the trust referred to in clause 20.1(b), JHINV shall give Notice to the NSW Government confirming that the trust has been established and attaching a copy of the instrument by which the trust was established.

(b)	Subject to clause 20.3, JHINV agrees to promptly provide to the NSW Government copies of the annual reports, financial statements and such other periodic reports as may be produced by the medical research trust from time to time in relation to the granting of medical research grants.

(c)	Subject to clause 20.3, JHINV agrees to procure that the trust deed pursuant to which the trust is established shall oblige the trustee to include within its periodical reporting:
(i)	the amount of each contribution by JHINV under clause 20.1(a) and the current balance of the trust funds; and

(ii)	in respect of each medical research grant from proceeds of the trust, the name and address of the recipient of such grant, the amount of such grant and details of the medical research project to which such grant is to be applied.
20.3	Deed with NHMRC

(a)	The parties agree that if:
(viii)	JHINV and the National Health and Medical Research Council (“NHMRC”) enter into a deed in a form acceptable to the NSW Government, acting reasonably (“NHMRC Deed”) within the period of time specified in clause 20.1(b);

(ix)	each “Annual Amount” that JHINV pays to the NHMRC under the NHMRC Deed is no less than $500,000;

(x)	JHINV pays the first “Annual Amount” to the NHMRC as soon as possible after the “Commencement Date” under the NHMRC Deed and thereafter pays the “Annual Amount” to the NHMRC in February of each year, commencing in February 2008;

(xi)	JHINV promptly provides to the NSW Government a copy of any receipt it receives from the NHMRC in respect of any “Annual Amount” JHINV pays to the NHMRC under the NHMRC Deed;

(xii)	JHINV promptly provides to the NSW Government a copy of each “Annual Funding Report” it receives from the NHMRC under the NHMRC Deed;

(xiii)	JHINV complies with the NHMRC Deed; and

(xiv)	the NHRMC Deed is not terminated,
then, for the period in which all of the above circumstances exist, JHINV’s obligations under clauses 20.1 and 20.2 are suspended.

(b)	If:
(i)	the NHMRC Deed is terminated; or

(iii)	for any other reason JHINV does not make ten payments of at least $500,000 each under the NHMRC Deed within 10 years of the Commencement Date, then JHINV’s obligations under clauses 20.1 and 20.2 will cease to be suspended and JHINV must comply with those obligations in respect of the balance of $5,000,000, after deducting any payments made to NHMRC under the NHMRC Deed.

(c)	If clause 20.3(b) applies, JHINV must establish the trust fund required under clause 20.1 as soon as reasonably practicable after the relevant event in clauses 20.3(b)(i) or (ii) occurs, and no later than the date which is 6 months after that event occurs.